Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

December 3, 2025

Firefly Neuroscience, Inc.

1100 Military Road

Kenmore, NY 14217

Ladies and Gentlemen:

We have acted as special counsel to Firefly Neuroscience, Inc., a Delaware corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), on the date hereof, relating to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”), of up to $250,000,000, or the equivalent thereof, of (a) the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), (b) the Company’s shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (c) the Company’s debt securities, in one or more series (the “Debt Securities”), (d) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof (the “Warrants”), (e) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants, or Units (as defined herein) (the “Subscription Rights”), and (f) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, or any combination thereof (the “Units” and together with the Debt Securities, the Warrants, and the Subscription Rights, the “Documents”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the “Securities” and individually as a “Security”. The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement. The Debt Securities will be issued under an indenture of the Company, proposed to be entered into with a trustee to be named therein (the “Trustee”), as such indenture may be supplemented from time to time (the “Indenture”).

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (e) that one or more supplements to the Prospectus (each a “Prospectus Supplement”) will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) with respect to shares of Common Stock or Preferred Stock, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (j) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. The term “Board” means the Board of Directors of the Company or a duly constituted and acting committee thereof.

1050 Connecticut Ave., NW, Suite 500 Washington, DC 20036

Pg 2 December 3, 2025

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of shares of Common Stock and related matters; and (b) the shares of Common Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase shares of Common Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any particular series of shares of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption and filing of a certificate of designation relating to such shares of Preferred Stock in accordance with applicable law; and (b) the shares of Preferred Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase shares of Preferred Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Warrants to be issued by the Company, when (a) the specific terms of any such Warrants have been duly established in accordance with applicable law and authorized by all necessary corporate action of the Company (including the adoption by the Board of resolutions duly authorizing the issuance and delivery of such Warrants and the Securities that such Warrants may be exercisable for), and (b) any such Warrants have been duly executed and issued by the Company and such Warrants have been duly delivered by or on behalf of the Company against payment therefor in accordance with the Warrants and/or any warrant agreement and in the manner contemplated by the Registration Statement, the Prospectus, and/or the related Prospectus Supplement and by such corporate action, such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Subscription Rights to be issued by the Company, when: (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Subscription Rights, the terms of the offering thereof, and related matters (including the adoption by the Board of resolutions duly authorizing the issuance and delivery of such Subscription Rights and the Securities that such Subscription Rights may be exercisable for), (b) the subscription rights agreement under which the Subscription Rights are to be issued (a “Subscription Rights Agreement”) has been duly authorized and validly executed and delivered by the Company, (c) such Subscription Rights have been duly executed and authenticated or countersigned in accordance with the terms of such Subscription Rights Agreement, and (d) the Subscription Rights have been issued and sold in the manner contemplated by the Registration Statement, the Prospectus, and any applicable Prospectus Supplement and in accordance with such Subscription Rights Agreement, such Subscription Rights will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Pg 3 December 3, 2025

6. With respect to the Units to be issued by the Company, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of securities underlying such Units in connection therewith, the terms of such Units, the terms of the offering of such Units, and related matters (including the adoption by the Board of resolutions duly authorizing the issuance and delivery of such Units and the Securities that such Units may be exercisable for), (b) if applicable, one or more agreements incorporating the terms and other provisions of such Units has been duly authorized, executed and delivered by the Company and a unit agent (a “Unit Agreement”), (c) such Units have been duly executed and authenticated or countersigned in accordance with the terms of such Unit Agreement, and (d) the Units have been issued and sold in the manner contemplated by the Registration Statement, the Prospectus, and any applicable Prospectus Supplement and in accordance with such Unit Agreement (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Each opinion in this letter that any Security is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). “General principles of equity” include, but are not limited to: Principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our opinion.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters or municipal law or the laws of any local agencies within any state. For purposes of the opinions herein we have assumed that the governing law under each of the Documents shall be the laws of the State of New York. We express no opinion as to what law might be applied by any other courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant differences exist between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under any of the Documents. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute that may arise in the future. In addition, the Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion after the date hereof.

We have not undertaken any search of court records for purposes of this letter. We have assumed that each applicable party to the Documents, excluding the Company, (i) is an entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) has adopted by requisite vote of its board of directors, board of managers or analogous governing body the resolutions or approvals necessary to authorize such party’s execution, delivery and performance of such Documents; (iii) has duly authorized, executed and delivered such Documents; (iv) has all corporate and other organizational power and authority (including without limitation the power and authority under the laws of its jurisdiction of organization) to execute and deliver such Documents and perform its respective obligations under such Documents; (v) has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such Documents; and (vi) is not required by any law to obtain any consent, approval, authorization or order of any court or governmental agency in order to obtain the right to enter into such Documents or to take any action taken by it in connection with the consummation of the transactions contemplated in the Documents in accordance with their terms, and the execution and delivery by such party of the Documents, and that the consummation of the transactions contemplated thereby in accordance with the terms thereof will not violate any existing provisions of the organizational documents of such party or any law or governmental regulation. For purposes of the opinions above, we have assumed, without conducting any research or investigation with respect thereto, the corporate or other power of, and the due authorization, execution and delivery of the Documents by, the Company, the absence of any conflicts with the organizational documents of the Company and the absence of any conflicts with, or consents required under, the laws, rules and regulations of any jurisdiction other than the State of New York.

Pg 4 December 3, 2025

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; and (ii) factual information provided to us by the Company. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was made available to us and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. Whenever this letter provides advice about (or based upon) our knowledge of any particular information, such advice is based entirely on the actual knowledge at the time this letter is delivered on the date it bears by the lawyers with Bevilacqua PLLC who have represented or are representing the Company in connection with the issuance of the Securities after consultation with other lawyers with Bevilacqua PLLC who have represented the Company on other substantive matters.

None of the opinions or other advice contained in this letter considers or covers: (a) any antifraud laws, rules or regulations; (b) any state securities (or “blue sky”) laws or regulations or securities laws or regulations of jurisdictions outside the United States; (c) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information derived therefrom set forth in, incorporated by reference into, or omitted from the Registration Statement, the Prospectus and/or any Prospectus Supplement; or (d) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Documents including any regulatory laws or requirements specific to the industry in which the Company is engaged. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; or (iv) requirements in the Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).

The opinions set forth in this letter are being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any Prospectus Supplement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC